Live Ventures Incorporated Announces 60 Percent

Increase in Revenues, 1,083 Percent Increase in Earnings

per Share and $120M in
Total Assets for its First Fiscal Quarter 2017

LAS VEGAS, (Feb 09, 2017) – Live Ventures Incorporated (Nasdaq:LIVE) (“Live Ventures” or the “Company”), a diversified holding company, today announces financial results for its first fiscal quarter 2017, which ended December 31, 2016.

The Company reported record quarterly revenue of $32.1 million, representing an increase of 60.1 percent over the same period last year, and quarterly earnings per basic share of $0.71, an increase of 1,083 percent over last year. When adding back one-time charges related to acquisition costs of Vintage Stock Inc., earnings per basic share of $0.88 increased 1,366 percent over the same period last year.

Key highlights of the first fiscal quarter 2017 compared to 2016 include:

•	Revenue increase of 60.1 percent
•	Gross profit increased by 97.3 percent
•	Operating earnings were higher by 251.3 percent
•	Net Income was up 711 percent
•	Basic earnings per share increased by $0.65 or 1083.3 percent
•	Diluted earnings per share increased by $0.32 or 640 percent

As of December 31, 2016, Live Ventures reported approximately $1.5 million in cash-on-hand, with an additional $12.5 million in available credit on the Company’s revolving lines of credit.

Total Assets for the first time exceeded $120 million. Net cash flow provided by operating activities was approximately $5.0 million for the first quarter. Working capital at December 31, 2016 was approximately $24.3 million. Stockholder’s equity increased approximately $4.8 million or 20 percent to $29 million over the prior quarter.

“We are thrilled with the strong results of our first quarter 2017. Revenues, profits and returns surged to record levels as a result of our core businesses and our recent acquisition of Vintage Stock, Inc.,” said Virland Johnson, CFO of Live Ventures Incorporated. “We remain focused on our current corporate strategy, as we have seen its demonstrated success. We are particularly enthusiastic regarding the exceptional returns we have achieved for our stockholders.”

The Company will be holding its first quarter conference call at 4:30pm Eastern Standard Time on February 9, 2017. Management will take live questions following the prepared remarks. Interested investors may participate in the conference call by dialing (888) 632-3382 (US domestic) or (785) 424-1677 (international) and providing the operator with the conference ID: LIVE VENTURES.

About Live Ventures Incorporated

Live Ventures Incorporated is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Live Ventures Incorporated provides, among other businesses, marketing solutions that boost customer awareness and merchant visibility on the Internet. Its subsidiary, Marquis Industries, a specialty, high-performance yarns manufacturer, hard-surfaces re-seller, is a top-10 high-end residential carpet manufacturer in the United States. Marquis Industries, through its A-O Division, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry.  Most recently, the company acquired Vintage Stock, Inc., an award-winning entertainment company, featuring movies, classic and new video games, music, collectible comics and toys, and the ability to special order and ship product worldwide to the customer’s doorstep. Vintage Stock is America’s largest entertainment superstore chain. The Company also operates a deal engine, which is a service that connects merchants and consumers via an innovative platform that uses geo-location, enabling businesses to communicate real-time and instant offers to nearby consumers. In addition, it maintains, through its subsidiary, ModernEveryday, an online consumer products retailer.

1

LIVE VENTURES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2016	2016
	(Unaudited)
Assets
Cash and cash equivalents	$1,586,753	$770,895
Trade and other receivables, net	8,351,502	8,334,801
Inventories, net	32,448,126	11,053,085
Prepaid expenses and other current assets	3,930,027	5,059,981
Total current assets	46,316,408	25,218,762

Property and equipment, net	20,094,350	14,014,501
Deposits and other assets	75,330	19,765
Deferred taxes	11,756,447	12,524,582
Intangible assets, net	3,029,371	1,689,790
Goodwill	39,066,061	–
Total assets	$120,337,967	$53,467,400

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$9,024,776	$5,402,654
Accrued liabilities	6,789,818	6,396,772
Income taxes payable	–	–
Current portion of long term debt	6,226,454	1,789,290
Total current liabilities	22,041,048	13,588,716

Notes payable, net of current portion	67,287,070	13,682,872
Note payable, related party	2,000,000	2,000,000
Total Liabilities	91,328,118	29,271,588

Commitment and contingencies	–	–

Stockholders' equity:
Series B convertible preferred stock, $0.001 par value, 1,000,000 shares authorized, 214,244 shares issued and outstanding at December 31, 2016 and 0 shares issued and outstanding at September 30, 2016	214	–
Series E convertible preferred stock, $0.001 par value, 200,000 shares authorized, 127,840 shares issued and outstanding at December 31, 2016 and September 30, 2016, liquidation preference $38,352	10,866	10,866
Common stock, $0.001 par value, 10,000,000 shares authorized, 2,085,998 shares issued and 2,055,876 shares outstanding at December 31, 2016; 2,819,327 shares issued and 2,789,205 shares outstanding at September 30, 2016	2,086	2,819
Paid in capital	56,705,679	53,319,217
Treasury stock (30,122 shares)	(300,027)	(300,027)
Accumulated deficit	(27,408,969)	(28,837,063)
Total equity	29,009,849	24,195,812
Total liabilities and equity	$120,337,967	$53,467,400

2

LIVE VENTURES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2016	2015

Revenues	$32,188,664	$20,104,434
Cost of revenues	19,543,432	13,694,559
Gross profit	12,645,232	6,409,875

Operating expenses:
General and administrative expenses	7,058,674	2,365,873
Sales and marketing expenses	1,907,490	2,996,750
Total operating expenses	8,966,164	5,362,623

Operating income	3,679,068	1,047,252
Other income (expense):
Interest expense, net	(1,449,476)	(345,483)
Other income	41,890	12,553
Total other income (expense), net	(1,407,586)	(332,930)
Income before provision for income taxes	2,271,482	714,322
Provision for income taxes
Current tax expense:
Federal	30,431	353,691
State	44,343	60,289
Total Current tax expense	74,774	413,980
Deferred tax expense:
Federal	707,492	–
State	60,643	–
Total Deferred tax expense	768,135	–
Total provision (benefit) for income taxes	842,909	413,980
Net income	1,428,573	300,342
Net income attributed to noncontrolling interest	–	124,194
Net income attributed to Live Ventures, Incorporated	$1,428,573	$176,148

Earnings per share:
Basic	$0.71	$0.06
Diluted	$0.37	$0.05

Weighted average common shares outstanding:
Basic	1,999,983	2,817,516
Diluted	3,833,523	3,309,782

3

LIVE VENTURES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$1,428,573	$300,342
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	935,047	545,832
Amortization of debt issuance cost	40,136	4,954
Stock based compensation expense	1,443	91,227
Non-cash issuance of common stock for services	–	7,500
Provision for uncollectible accounts	66	3,353
Reserve for obsolete inventory	83,613	32,097
Change in deferred taxes	768,135	–
Changes in assets and liabilities:
Accounts receivable	96,733	1,327,208
Prepaid expenses and other current assets	1,990,407	356,751
Inventories	(1,318,562)	182,270
Deposits and other assets	(55,565)	55
Accounts payable	(221,388)	632,708
Accrued liabilities	1,246,047	(697,589)
Income tax payable	–	(52,020)

Net cash provided by operating activities	4,994,685	2,734,688

INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(57,310,900)	–
Purchases of property and equipment	(4,869,153)	(94,439)

Net cash used in investing activities	(62,180,053)	(94,439)

FINANCING ACTIVITIES:
Net borrowings under revolver loans	14,056,099	540,354
Payments of debt issuance costs	(1,155,000)	–
Payment for the purchase of the noncontrolling interest	–	(1,500,000)
Proceeds from issuance of notes payable	45,889,321	–
Payments on notes payable	(789,194)	(238,836)
Payments on notes payable, related party	–	(845,566)
Net cash provided by (used in) financing activities	58,001,226	(2,044,048)

INCREASE IN CASH AND CASH EQUIVALENTS	815,858	596,201

CASH AND CASH EQUIVALENTS, beginning of period	770,895	2,727,818

CASH AND CASH EQUIVALENTS, end of period	$1,586,753	$3,324,019

Supplemental cash flow disclosures:
Interest paid	$790,580	$345,483
Income taxes paid	$–	$466,000

Noncash financing and investing activities:
Conversion of accrued expense liabilities into common stock	$3,384,500	$–
Accrued and unpaid dividends	$479	$480
Note payable issued for purchase of noncontrolling interest	$–	$500,000

4

Forward-Looking and Cautionary Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. LiveDeal, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance.  The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Form 10-K for the fiscal year ended September 30, 2016, most recent Form 10-Q, and other filings with the U S. Securities and Exchange Commission (available at http://www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated

Tim Matula, investor relations

425-836-9035

tmatula@live-ventures.com

http://live-ventures.com

Source: Live Ventures Incorporated

5